SECOND AMENDMENT TO

SUB-ADVISORY AGREEMENT

This amendment to Sub-Advisory Agreement, effective October 25, 2019 (the “Amendment”), is entered into by and among Great-West Capital Management, LLC, a Colorado limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 (the “Adviser”), Putnam Investment Management, LLC, a limited liability company organized under the laws of the State of Delaware, registered as an investment adviser under the Investment Advisers Act of 1940 (the “Sub-Adviser”), and Great-West Funds, Inc., a Maryland corporation (the “Fund”), on behalf of the Great-West Putnam Equity Income Fund and the Great-West Putnam High Yield Bond Fund (the “Portfolios”).

WHEREAS, the Adviser, Sub-Adviser and Great-West Funds are parties to the Sub-Advisory Agreement, dated March 3, 2014, as amended October 1, 2015, (the “Agreement”); and

WHEREAS, the Adviser, Sub-Adviser and Great-West Funds desire to amend the Agreement, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	All references in the Agreement to the “Great-West Putnam Equity Income Fund” are hereby deleted in their entirety.

2.	All references in the Agreement to the “Portfolios” are deleted and replaced with “Portfolio”.

3.	Any capitalized term used herein but not defined herein shall have the meaning provided for such term in the Agreement.

4.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

5.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

6.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page to follow.]

GW – Putnam 2nd Amendment to 2014 Sub-Advisory Agreement (Remove Putnam EI Fund)

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officials duly authorized, as of the date above.

GREAT-WEST FUNDS, INC.

By:	/s/ Scott C. Sipple
Name: Scott C. Sipple
Title: President & Chief Executive Officer

GREAT-WEST CAPITAL MANAGEMENT, LLC

By:	/s/ Mary C. Maiers
Name: Mary C. Maiers
Title: Chief Financial Officer & Treasurer

PUTNAM INVESTMENT MANAGEMENT, LLC

By:	/s/ F. Peter Ferrelli
Name: F. Peter Ferrelli
Title: Head of Client Services

GW – Putnam 2nd Amendment to 2014 Sub-Advisory Agreement (Remove Putnam EI Fund)